UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2019

Commission File Number	Exact name of registrant as specified in its charter; address of principal executive offices; registrant’s telephone number, including area code	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification No.
0-49807	Washington Gas Light Company 1000 Maine Ave., SW Washington, D.C. 20024 (703) 750-4440	District of Columbia and Virginia	53-0162882
Former name or former address, if changed since last report: n/a

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 1.01	Entry into a Material Definitive Agreement.

On July 19, 2019, Washington Gas Light Company (the “Company”) entered into an amended and restated senior unsecured revolving credit facility with a term of five years and two one-year extension options (the “Credit Facility”). The Credit Facility amended and restated the Company’s existing $350 million credit facility entered into on April 3, 2012, which was scheduled to mature on December 19, 2019. Wells Fargo Bank, National Association (“Wells Fargo”) serves as the Administrative Agent under the Credit Facility, with Branch Banking and Trust Company, MUFG Bank, Ltd. and TD Bank, N.A. acting as co-syndication agents; and Wells Fargo Securities LLC, BB&T Capital Markets, MUFG Bank, Ltd. and TD Securities (USA) LLC, acting as joint lead arrangers and joint book runners. Other banks participating in the syndicated facility include the Canadian Imperial Bank of Commerce; Royal Bank of Canada; The Bank of Nova Scotia; and US Bank, National Association.

The Credit Facility permits the Company to borrow up $450 million and also includes an accordion feature, which, with the lenders’ approval, permits an additional $100 million line of credit for a maximum borrowing potential of $550 million. The interest rate of loans made under the credit facilities will be a fluctuating rate per annum that will be set using certain parameters at the time each loan is made.

The foregoing description of the Credit Facility is a summary, does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a copy of which is included as an exhibit to this filing.

Wells Fargo and other lenders party to the Credit Facility, as well as their affiliates, have engaged, and are engaged in, investment banking, commercial banking, advisory and other commercial dealings in the ordinary course of business with the Company and/or its affiliates. They have received, and may in the future receive, customary fees and commissions for these engagements.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement, dated as of July 19, 2019 among Washington Gas Light Company, and the lenders parties thereto, Wells Fargo Bank, National Association, as administrative agent; Branch Banking and Trust Company, MUFG Bank, Ltd. and TD Bank, N.A., as co-syndication agents; and Wells Fargo Securities LLC, BB&T Capital Markets, MUFG Bank, Ltd. and TD Securities (USA) LLC, as joint lead arrangers and joint book runners.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Washington Gas Light Company
(Registrant)

July 25, 2019	By:	/s/ Douglas I. Bonawitz
Douglas I. Bonawitz
Senior Vice President, Chief Financial Officer and Treasurer